EXHIBIT 10.14

Tritium Holdings Pty Ltd

Tritium Pty Ltd

St Baker Energy Holdings Pty Ltd as trustee for the St Baker Energy Innovation Trust

Loan Agreement

Loan Agreement

Contents

1	Definitions and Interpretation		1

	1.1	Definitions	1

	1.2	Interpretation	6

	1.3	Document or agreement	7

	1.4	Determination, statement and certificate	8

	1.5	Accounting terms	8

	1.6	Trust	8

	1.7	Consents and Opinions	8

2	Purpose		8

3	Commencement Date		8

4	New loan		8

5	Establishment Fee		8

6	Interest		9

7	Repayment		9

	7.1	Mandatory Repayment	9

	7.2	Voluntary Repayment	9

	7.3	Cancellation	9

	7.4	Interest	9

	7.5	Subordination	9

8	Payments		10

	8.1	Manner	10

	8.2	Payment to be made on Business Day	10

9	Taxation		10

	9.1	Additional payments	10

	9.2	Tax credits	10

10	Representations, Warranties and undertakings		10

	10.1	Representations, warranties and undertakings	10

	10.2	Reliance on representations, warranties and undertakings	12

11	Events of Default		12

	11.1	Events of Default	12

	11.2	Consequences	15

12	Guarantee		15

	12.1	Interpretation	15

	12.2	Consideration	16

	12.3	Guarantee	16

	12.4	Indemnity	16

	12.5	Payment obligation	16

	12.6	Unconditional nature of obligation	16

	12.7	Principal and independent obligation	17

	12.8	No marshalling	17

	12.9	No competition	17

	12.10	Suspense account	17

	12.11	Rescission of payment	18

	12.12	Continuing guarantee and indemnity	18

	12.13	Variations	18

page (i)

Loan Agreement

	12.14	Judgment	18

	12.15	Conditions precedent	18

13	Indemnities		18

	13.1	Indemnities	18

14	Stamp Duties and GST		19

	14.1	Stamp duties	19

	14.2	GST	19

15	Waivers, Remedies Cumulative		19

16	Severability of Provisions		20

17	Survival of Obligations		20

18	Personal properties securities law		20

	18.1	PPSA security interests	20

	18.2	PPSA undertaking	20

	18.3	Costs of further steps and undertaking	21

	18.4	No PPSA notice required unless mandatory	21

	18.5	General PPSA provisions	21

19	Moratorium Legislation		21

20	Assignments		21

	20.1	Assignment by Borrower or Obligor	21

	20.2	Assignment by Lender	22

	20.3	Securitisation	22

	20.4	Disclosure	22

	20.5	No increased costs	22

	20.6	Execution of further documentation	22

21	Notices		22

	21.1	Notices	22

	21.2	Notices sent by email	23

	21.3	Receipt of Notices sent by email	23

22	Confidentiality		24

	22.1	Confidentiality	24

	22.2	Permitted disclosure	24

	22.3	Survival of obligation	24

23	Authorised Officers		24

24	Governing law and jurisdiction		25

	24.1	Governing law and jurisdiction	25

25	Counterparts		25

26	Acknowledgement by each Obligor		25

27	Borrower as agent		25

28	Anti-Money Laundering		25

Schedule 1.			27

	Notice Details		27

page (ii)

This Agreement is made on 2020

Parties

1	Tritium Holdings Pty Ltd (ACN 145 324 910) of 48 Miller Street, Murarrie Queensland 4172 (the Borrower);

2	Tritium Pty Ltd (ACN 095 500 280) of 48 Miller Street, Murarrie Queensland 4172 (the Guarantor); and

3	St Baker Energy Holdings Pty Ltd (ACN 010 165 554) as trustee for the St Baker Energy Innovation Trust (ABN 60 715 308 891) of Level 11, 344 Queen Street, Brisbane Queensland 4000 (Lender).

Recitals

A	The Lender provided financial accommodation to the Borrower under a Prior Loan Agreement discharged on the Commencement Date.

B	The Borrower and Guarantor have requested that the Lender provide the Borrower with further financial accommodation in the amount of the principal outstanding under the Prior Loan Agreement.

C	The Lender has agreed to provide that further financial accommodation to the Borrower on the terms of this Agreement.

It is agreed as follows.

1	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

Ancillary Security means any Security, Guarantee or other document or agreement at any time created or entered into as security for any Secured Money.

Associate in relation to an entity means:

(a)	a Related Entity of that entity;

(b)	an entity, or the trustee or manager of a trust, which has a controlling interest in that entity, the Trust, or the manager or trustee of the Trust or a Related Entity of that entity;

(c)	a Related Entity of an entity included in paragraph (b) or (e);

(d)

a director of that entity or of an entity included in paragraph (a), (b) or (c) or of the manager or of the trustee of any trust included in paragraph (a), (b) or (c) or a spouse, child, parent or sibling of that director;

(e)	a corporation, or the trustee or manager of a trust, in which one or more entity or person mentioned in paragraph (a), (b), (c), (d), (e), (f) or (g) alone or together has a controlling interest;

(f)

the trustee of a discretionary trust of which an entity or person included in paragraph (a), (b), (c), (d), (e), (f) or (g) is a beneficiary (whether or not through one or more other discretionary trusts); or

(g)	an entity of which a director of that entity or a Related Entity of that entity is also a director.

For the purposes of this definition:

(i)	where a person is a beneficiary of a discretionary trust, that person will be taken to own, and control, all the assets of that trust;

(ii)	director has the meaning given in the Corporations Act 2001; and

(iii)	a person has a controlling interest in a corporation or trust if:

(A)

the corporation or its directors, or the trustee or manager of the trust or its directors, are accustomed, or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of that person or of that person in concert with others; or

(B)

the person has a relevant interest (as defined in the Corporations Act 2001) in total in more than 20% of the issued or voting shares, units or other interests in the corporation or trust (in number, voting power or value), or would have that relevant interest if any rights were exercised to subscribe for, or acquire or convert into, shares, units or other interests which are issued or unissued. The definition of relevant interest applies as if units or other interests were shares.

Authorisation includes:

(a)	any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Government Agency; or

(b)

in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Authorised Officer means:

(a)	in respect of any Obligor, any director or secretary, or any person from time to time nominated as an Authorised Officer by it by a notice to the Lender:

(i)

in respect of which the identity of that person has been verified to the satisfaction of the Lender in order to manage the Lender’s anti money laundering, counter terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations in Australia or any other country (and the Lender has not received notice of revocation of the appointment); and

(ii)	accompanied by certified copies of signatures of all new persons so appointed and identification documents sufficient to satisfy the ‘know your customer’ requirements of the Lender; and

(b)

in respect of the Lender, any person whose title or acting title includes the word director, head, chief, counsel, executive, manager, attorney or president or cognate expressions, or any secretary or director, or any lawyer acting for the Lender.

Business Day means a weekday on which banks are generally open for commercial banking business in Brisbane.

Cigna Facility means the facilities provided to the Guarantor under the Cigna Loan Agreement.

Cigna Loan Agreement means the Senior Loan Note Subscription Agreement entered into on the Commencement Date between the Borrower, the Guarantor, Cigna Investments Inc and various other parties.

Cigna Facility Documents means the Cigna Loan Agreement and each document defined in that agreement as a ‘Finance Document’, but in each case as the document was on the Commencement Date and any subsequent amendments to those documents which bind the Guarantor or Borrower must be disregarded unless the Lender approved the amendment in writing prior to it taking effect.

Commencement Date means the date of this Agreement.

Current Accounting Practice at any time, means accounting principles and practices applying by law or otherwise generally accepted in Australia at that time, consistently applied.

Derivative Transaction means a swap, option, hedge, forward, futures or similar treasury transaction.

Establishment Fee means a non-refundable fee of $112,500.

Event of Default means any of the events specified in clause 11.

Excluded Tax means a Tax imposed by a jurisdiction on the net income of the Lender because the Lender has a connection with that jurisdiction but not a Tax:

(a)	calculated by reference to the gross amount of a payment under a Finance Document (without the allowance of a deduction); or

(b)	imposed because the Lender is taken to be connected with that jurisdiction solely because it is party to a Finance Document or a transaction contemplated by a Finance Document.

Finance Debt means indebtedness (whether actual or contingent) in respect of money borrowed or raised or other financial accommodation. It includes indebtedness under or in respect of:

(a)	a Bill, bond, debenture, note or similar instrument;

(b)	a Guarantee of Finance Debt or a Guarantee given to a financier;

(c)	a finance Lease;

(d)	a Derivative Transaction;

(e)	an acceptance, endorsement or discounting arrangement;

(f)	a redeemable share or redeemable stock; or

(g)	the deferred purchase price (for more than 90 days) of an asset or service,

or an obligation to deliver assets or services paid for in advance by a financier or otherwise relating to a financing transaction.

Finance Document means:

(a)	this Agreement;

(b)	each Security Document;

(c)

any consent deed or tripartite agreement (however called) entered into by the Lender and one or more Obligors with a third party or parties in respect of the Secured Money or any rights under this Agreement or a Security Document;

(d)

each priority deed or intercreditor agreement (however called) entered into by the Lender, one or more Obligors and one or more third parties in respect of the Secured Money or any rights under this Agreement or a Security Document;

(e)	any Guarantee or Security in respect of any of the Secured Money;

(f)	any document or agreement which an Obligor and the Lender agrees is a Finance Document; and

(g)

any document or agreement entered into or provided under or in connection with, or for the purpose of amending or novating, any of the above. It includes a written undertaking by or to a party or its lawyers under or in relation to any of the above.

Financial Reports means balance sheet, income and cashflow statements together with any statements, reports (including any directors’ and auditors’ reports) and notes attached to or intended to be read with any of them.

Government Agency means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

GST means any goods and services or similar tax, together with any related interest, penalties, fines or other charge.

Guarantee means an obligation or offer to provide funds (including by subscription or purchase) or otherwise be responsible in respect of an obligation or indebtedness, or the financial condition or insolvency, of another person. It includes a guarantee, indemnity, letter of credit or legally binding letter of comfort, or an obligation or offer to purchase an obligation or indebtedness of another person.

Interest Payment Date means the last day of each Quarter during the Term, or at Tritium’s election, the last day of each 6 monthly period from the Commencement Date, with the final instalment of interest due at the end of the Term.

Interest Rate means 11% per annum.

Liquidation includes receivership or other appointment of a controller, deregistration, compromise, deed of arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors, bankruptcy.

Loan Amount means $7,500,000 made available under this Agreement to the Borrower by the Lender.

Material Adverse Effect means a material adverse effect on:

(a)	the business, operation, property, condition (financial or otherwise) of an Obligor;

(b)	the ability of an Obligor to perform its obligations under a Finance Document;

(c)	the effectiveness or priority of any Security granted by an Obligor under a Finance Document; or

(d)	the validity or enforceability of the whole or any material part of any Finance Document or any material rights or remedies of the Lender under any Finance Document.

Obligor means:

(a)	the Borrower;

(b)	the Guarantor; and

(c)	any other person who gives or creates a Guarantee or Security that secures any Secured Money.

Permitted Finance Debt means:

(a)	Finance Debt under a Finance Document;

(b)	Finance Debt which is fully subordinated to the Secured Money on terms satisfactory to the Lender;

(c)	Finance Debt under the Cigna Facility; or

(d)	Finance Debt provided to an Obligor to which the Lender has given its prior written consent.

Permitted Security means:

(a)	a Security Document or any Ancillary Security;

(b)

any lien created by operation of law in the ordinary course of day-to-day trading and not securing Finance Debt, which secures an obligation that is not yet due, or, if due, is being contested in good faith and for which adequate reserves are held for payment;

(c)	a charge or lien arising in favour of a Government Agency by operation of statute unless there is default in payment of money secured by that charge or lien;

(d)

any lien or Security over any asset for the unpaid balance of purchase money under an instalment contract or retention of title arrangement entered into in the ordinary course of ordinary business, where the period for payment does not exceed 60 days and is not overdue for payment;

(e)	any Security subject to a priority arrangement with the Lender on terms (including as to ranking) satisfactory to the Lender;

(f)	any Security granted by an Obligor to secure the Cigna Facility; or

(g)	any Security granted by an Obligor to which the Lender has given prior written consent.

PPSA means the Personal Property Securities Act 2009 (Cth).

PPSR means the Personal Property Securities Register created under the PPSA.

Principal Outstanding means, at any time, the Loan Amount that remains outstanding, together with all interest that has been capitalised on that amount.

Prior Loan Agreement means the loan agreement dated 9 March 2020, between the Borrower, the Guarantor, the Lender, GGC International Holdings LLC, Ilwella Pty Ltd and Varley Holdings Pty Ltd.

Quarter means a period of three calendar months commencing on each 1 January, 1 April, 1 July and 1 September during the Term.

Related Entity means, in relation to an entity (the first entity):

(a)	a Subsidiary of the first entity;

(b)	an entity of which the first entity is a Subsidiary; or

(c)	a Subsidiary of another entity of which the first entity is also a Subsidiary.

Repayment Date means each date on which the Borrower must repay an instalment of the Loan Amount in accordance with clause 7.1.

Secured Money means all money which the Borrower or any other Obligor (whether alone or not) is or at any time may become actually or contingently liable to pay to or for the account of the Lender (whether alone or not) for any reason whatever under or in connection with this Agreement or any Security Document, whether or not contemplated at the date of this Agreement.

It includes money by way of principal, interest, fees, costs, indemnity, charges, duties or expenses or payment of liquidated or unliquidated damages under or in connection with any document or agreement, or as a result of a breach of or default under or in connection with any document or agreement.

It also includes money that the Borrower or another Obligor would have been liable to pay but for its Liquidation, or some other reason.

Secured Property means the property mortgaged, charged or otherwise subject to Security under the Security Deed, an Ancillary Security or any other Finance Document.

Security includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind. It includes:

(a)	anything which gives a creditor priority to other creditors with respect to any asset;

(b)	retention of title and a deposit of money by way of security;

(c)	a security interest under the PPSA.

It does not include an interest of the kind referred to in section 12(3) of the PPSA where the transaction concerned does not, in substance, secure payment or performance of an obligation.

Security Document means:

(a)	the security deed dated on or around the date of this Agreement between the Lender and the Borrower entered into as security for the Secured Money; and

(b)	any Ancillary Security.

Security Provider means any person who gives or creates a Guarantee or Security which secures any Secured Money.

Subsidiary has the meaning given in the Corporations Act 2001, but an entity will also be taken to be a Subsidiary of an entity if it is controlled by that entity (as defined in s50AA of the Corporations Act 2001) and, without limitation:

(a)	a trust may be a Subsidiary, for the purposes of which a unit or other beneficial interest will be regarded as a share; and

(b)	an entity may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation.

Tax includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Government Agency, and any related interest, penalty, charge, fee or other amount.

Term means the period commencing on the Commencement Date and ending on the earlier of:

(a)	the date on which the Principal Outstanding is fully repaid (including any accrued but unpaid interest) in accordance with the terms of this Agreement;

(b)	31 December 2021 or, if at such time clause 7.5(b) applies in respect of the repayment due, the due date under that clause.

1.2	Interpretation

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The meaning of terms is not limited by specific examples introduced by including, or for example, or similar expressions.

(c)	Nothing in this Agreement is to be interpreted against a party on the ground that the party put it forward.

(d)	The following rules apply unless the context requires otherwise:

(i)	the singular includes the plural and the converse;

(ii)	a gender includes all genders;

(iii)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(iv)	a reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them;

(v)	a reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this agreement;

(vi)	a reference to a party to this agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns;

(vii)

a reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation, statutory instrument, code or other thing issued under it;

(viii)	a reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form;

(ix)	a reference to conduct includes an omission, statement or undertaking, whether or not in writing;

(x)	each paragraph of a list is to be construed independently; none limits any other;

(xi)

a reference to the borrower, the guarantor or the obligor, if there are more than one, means reference to each Borrower, each Guarantor or each Obligor (as the case may be) individually and every two or more of them jointly;

(xii)	the meaning of terms is not limited by specific examples introduced by including, or for example, or similar expressions;

(xiii)

a reference to property or an asset includes any real or personal, present or future, tangible or intangible property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset;

(xiv)

a reference to disposal means to enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset;

(xv)	an Event of Default subsists until it has been waived in writing by the lender;

(xvi)

a reference to an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not under an existing obligation;

(xvii)	all references to time are to Brisbane time;

(xviii)	a reference to $ or AUD is a reference to Australian dollars.

1.3	Document or agreement

A reference to:

(a)	an agreement includes a Security, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

(b)	a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this Agreement.

1.4	Determination, statement and certificate

Except where otherwise provided in this Agreement any determination, statement or certificate by the Lender or an Authorised Officer of the Lender provided for in this Agreement is conclusive. It binds the parties in the absence of manifest error.

1.5	Accounting terms

Accounting terms are to be interpreted according to Current Accounting Practice.

1.6	Trust

Unless the context requires otherwise, a reference to a transaction, asset, act or liability of any nature of an Obligor includes its transactions, assets, acts or liabilities as trustee. Where an Obligor incurs an obligation, it incurs that obligation both in its own right and in its capacity as trustee, unless the obligation relates only to an asset which it holds in its own right and not as trustee. A reference to a Related Entity of an Obligor includes a Related Entity of any trust of which it is trustee.

1.7	Consents and Opinions

Except where expressly stated the Lender may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise its rights, powers and remedies, at its absolute discretion.

2	Purpose

The Borrower shall use the net proceeds of all accommodation provided under this Agreement for the conduct of the business of the Obligors.

3	Commencement Date

This Agreement commences on the Commencement Date.

4	New loan

The Borrower acknowledges that:

(c)	under the Prior Loan Agreement the total principal amount it owed the Lender was an amount equal to the Loan Amount; and

(d)

from the Commencement Date, the Lender has wholly, unconditionally and irrevocably released the Borrower from any further obligation to pay any further amounts due or payable to it under the Loan Agreement, and on that basis that the Borrower agrees:

(e)

the Loan Amount is a new advance to the Borrower under the terms of the Finance Documents and is treated as having been applied by the Borrower to repay the principal amount under the Prior Loan Agreement; and

(f)	without any further payment required from the Lender, the Borrower owes the Loan Amount to the Lender as at the Commencement Date on the terms of the Finance Documents.

5	Establishment Fee

The Borrower must pay the Lender the Establishment Fee on the Commencement Date.

6	Interest

(a)	From the Commencement Date, interest will accrue day to day on the Principal Outstanding at the Interest Rate until such time as the Principal Outstanding is repaid in full.

(b)	The obligation of the Borrower to pay interest on an Interest Payment Date is contingent. Subject to clause 7.5(b), the Borrower will pay interest on each Interest Payment Date.

(c)	If the matters specified in clause 7.5(b) are not satisfied, interest will be capitalised on an Interest Payment Date.

7	Repayment

7.1	Mandatory Repayment

Subject to clause 7.5(b) and 11, the Borrower must pay the Principal Outstanding to the Lender (in cleared funds and without set-off, deduction or counterclaim) on the expiry date of the Term.

7.2	Voluntary Repayment

The Borrower may prepay or repay all or part of the Principal Outstanding to the Lender at any time (without penalty) during the Term, upon giving no less than two Business Days of notice (or such shorter period as the Lender may agree) to the Lender. That notice is irrevocable.

7.3	Cancellation

At the close of business Brisbane time on the last day of the Term the Loan Amount will be reduced to nil.

7.4	Interest

Any prepayment under this Agreement shall be made together with any interest accrued on that amount.

7.5	Subordination

The Lender acknowledges and agrees that:

(a)	the following Security is expressly permitted to be a higher-ranking Security with respect to any Security granted under a Finance Document:

(i)	any Security that has or will be granted for the benefit of the lenders under the Cigna Facility to secure that facility; and

(ii)	any other Security which is disclosed in a search of the PPSR in respect of the Borrower as at the Commencement Date; and

(b)

regardless of anything to the contrary in this Agreement, neither the Borrower nor Guarantor is obliged to make any payment under this Agreement on the due date for such payment, if in so doing it will cause it to breach any of the Cigna Facility Documents. In those circumstances:

(i)	the relevant party must pay any amount due on the due date which can be paid without causing it to breach the Cigna Facility Documents; and

(ii)	the due date for any amount of the payment which remains unpaid, will be the first date on which such payment can be made without the relevant party being in breach of any Cigna Facility Documents.

8	Payments

8.1	Manner

The Borrower and each other Obligor must make all payments under to the Lender any Finance Document in immediately available funds by 11.00am (local time) on the relevant due date to the address for service of notices to the Lender, or to the account specified by the Lender in respect of that currency, without set-off, counterclaim or other deduction except any compulsory deduction for Taxation.

8.2	Payment to be made on Business Day

Whenever any payment becomes due on a day which is not a Business Day, the due date will be the next Business Day in the same calendar month or, if none, the preceding Business Day.

9	Taxation

9.1	Additional payments

If the Borrower or any other Obligor is obliged to make a deduction in respect of Tax from a payment to the Lender under a Finance Document:

(a)	(pay deduction) it shall promptly pay the amount deducted to the appropriate Government Agency;

(b)	(receipt) within 30 days of the end of the month in which the deduction is made, it shall give the Lender the original receipt (or other documents acceptable to the Lender) evidencing the payment; and

(c)

(gross-up) unless the Tax is an Excluded Tax, on the due date it shall pay the Lender an additional amount so that the Lender receives a net amount (after allowance for any further deduction and any Tax on the additional amount) equal to the amount they would have received if no deduction had been made. It shall indemnify the Lender against the Tax and any amounts recoverable from the Lender in respect of the Tax.

It waives any statutory or other right to recover from the Lender any amount paid under this clause.

9.2	Tax credits

(a)

(Refund) If the Lender, in its absolute discretion, decides that it has received any clearly identifiable tax relief in respect of a deduction for which an additional payment has been made, the Lender shall promptly refund the amount of the additional payment, but only:

(i)	to the extent of the relief received; and

(ii)	to the extent it determines that the refund can be made without prejudice to the retention of the relief.

(b)

(Own tax affairs) Nothing in paragraph (a) interferes with the right of the Lender to arrange its tax affairs as it thinks fit. For example, the Lender need not claim any relief in respect of a deduction or disclose any information regarding its tax affairs or tax computations.

10	Representations, Warranties and undertakings

10.1	Representations, warranties and undertakings

The Obligors make the following representations, warranties and undertakings on the Commencement Date and on each day on which any Secured Money is outstanding:

(a)	it is duly incorporated, validly existing and has power to own its property and assets and carry on its business as presently conducted;

(b)

it has power to execute, deliver and perform its obligations under this Agreement, and all licences, consents, regulatory approvals, filings, registrations and other action necessary to ensure the validity or enforceability of this Agreement have been taken or obtained;

(c)	it is solvent and there are no reasonable grounds to suspect that it is unable to pay its debts as and when they become due and payable;

(d)	the obligations expressed to be assumed by it under this Agreement are legal, valid, binding and enforceable obligations;

(e)

it shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any authorisation required under any law or regulation to enable the Obligor to perform its obligations under this Agreement and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement;

(f)	its execution and performance of each Finance Document does not and will not:

(i)	conflict with or contravene any law or regulatory requirement or a judgment, ruling, order, document or agreement applying to it or its assets or its constituent documents;

(ii)	result in a Security Interest being created on, or crystallising over, any of its assets except for a Permitted Security Interest; or

(iii)	result in a default under any agreement relating to any actual or contingent debt or other monetary liability in respect of money borrowed or raised or any financial accommodation;

(g)

its most recent consolidated and unconsolidated audited Financial Reports were prepared using reasonable skill and care and in a manner materially consistent with the preparation of previous management accounts of the Obligor and, as far as it is aware, are materially complete and accurate;

(h)

all information (including Financial Reports) in connection with the Finance Documents provided by it to the Lender are true and accurate in all material respects at the date of this Agreement or, if later, when provided. Neither that information nor its conduct and the conduct of anyone on its behalf in relation to the transactions contemplated by the Finance Documents, was or is misleading, by omission or otherwise;

(i)

it has disclosed all information and documents relating to it, its assets, each Finance Document and the transactions contemplated by each of them, which are material to the Lender’s decision to enter into the Finance Documents;

(j)	it has disclosed all material information and documents relating to it, its assets, each Finance Document and the transactions contemplated by each of them;

(k)	no Event of Default subsists or will result from the provision of the financial accommodation under the Finance Documents;

(l)	any person specified as an Authorised Officer of the Obligor is authorised to sign any requests and other notices on its behalf and do all other things contemplated by the Finance Documents;

(m)	it benefits by entering into and performing its obligations under each Finance Document;

(n)	its obligations under this Agreement rank at least equally with all of its unsecured and unsubordinated indebtedness (other than liabilities mandatorily preferred by law);

(o)	except as disclosed to and agreed by the Lender, it has not entered into any Finance Document and does not hold any property:

(i)	as a trustee of any trust;

(ii)	as a partner of a partnership;

(iii)	as a responsible entity of any registered scheme;

(iv)	as an agent of an undisclosed principal; or

(v)	in any other capacity for the benefit of any person.

10.2	Reliance on representations, warranties and undertakings

Each Obligor acknowledges that the Lender has entered the Finance Documents in reliance on the representations, warranties and undertakings in this clause.

11	Events of Default

11.1	Events of Default

Each of the following is an Event of Default (whether or not it is in the control of an Obligor) and at any time thereafter while such Event of Default is continuing:

(a)	(Obligations under Finance Documents) an Obligor fails:

(i)	to pay an amount payable by it under a Finance Document when due;

(ii)	to pay all accrued interest (including any overdue interest) in full on (or before) the last day of the Term;

(iii)

to comply with any of its other obligations under a Finance Document except, where in the opinion of the Lender that failure can be remedied within 14 days, if it remedies the failure within that period; or

(iv)	to satisfy within the time stipulated anything which the Lender made a condition of its waiving compliance with a condition precedent or undertaking in a Finance Document;

(b)	(Misrepresentation) a representation, warranty or statement by or on behalf of an Obligor in a Finance Document, or in a document provided under or in connection with a Finance Document, is:

(i)	not true in a material respect or is misleading when made or repeated; and

(ii)

to the extent it is capable of remedy by the Borrower, is not remedied by the Borrower within 14 days of the representation, warranty or statement becoming not true in any material respect or misleading;

(c)	(Cross default)

(i)	the Finance Debt of an Obligor:

(A)	is not paid when due (or within an applicable grace period); or

(B)	becomes due and payable or capable of being declared due and payable before its stated maturity or expiry; or

(ii)	a facility or obligation granted or owed by a person to an Obligor to provide financial accommodation or to acquire or underwrite Finance Debt is prematurely terminated; or

(iii)	an event of default (however called or defined) occurs under any agreement documenting Permitted Finance Debt or a Permitted Security.

For the purpose of this paragraph, if a person is required to provide cash cover for Finance Debt as a result of an actual, likely or threatened default or an event of default or termination, cancellation, special prepayment or similar event, whatever called, that Finance Debt will be taken to be due and payable.

This clause 11.1(c) does not apply to:

(I)	overdue amounts or defaults which occurred or were outstanding prior to the date of this Agreement but are no longer outstanding or continuing as at the date of this Agreement; or

(II)

any overdue amount or continuing default as at the date of this Agreement which has been notified to the Lender in writing (or such other form as the Lender may accept in its absolute discretion) and agreed to by the Lender;

(d)	(Administration, winding up, arrangements, insolvency etc)

(i)	an administrator of an Obligor is appointed;

(ii)	except for the purpose of a solvent reconstruction or amalgamation previously approved by the Lender:

(A)	an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting, an application to a court or other steps are taken for:

(1)	the winding up, dissolution or administration of an Obligor; or

(2)	an Obligor entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them,

(other than frivolous or vexatious applications, proceedings, notices and steps); or

(B)	an Obligor ceases, suspends or threatens to cease or suspend the conduct of all or a substantial part of its business or disposes of or threatens to dispose of a substantial part of its assets;

(iii)	an Obligor:

(A)	is, or under legislation is presumed or taken to be, insolvent (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute); or

(B)	stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

(e)	(Enforcement against assets)

(i)	a receiver, receiver and manager, administrative receiver or similar officer is appointed to;

(ii)	a Security becomes enforceable or is enforced over; or

(iii)	a distress, attachment or other execution is levied or enforced or applied for over,

all or any of the assets and undertaking of an Obligor;

(f)	(Reduction of capital) without the prior consent of the Lender, an Obligor:

(i)	reduces its capital (including a purchase of its shares);

(ii)

passes a resolution to reduce its capital or to authorise it to purchase its shares or a resolution under chapter 2J of the Corporations Act 2001 or an equivalent provision, or calls a meeting to consider such a resolution;

(iii)	applies to a court to call any such meeting or to sanction any such resolution or reduction; or

(iv)	enters into any amalgamation, merger, demerger or corporate reconstruction;

(g)	(Investigation) an investigation into all or part of the affairs of an Obligor commences under the Corporations Act 2001 in circumstances material to its financial condition;

(h)

(Analogous process) anything analogous to anything referred to in paragraphs (d) to (g) inclusive, or which has substantially similar effect, occurs with respect to any Obligor under the laws of any other relevant jurisdiction;

(i)	(Vitiation of documents)

(i)	all or any part of a Finance Document is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect;

(ii)	a party becomes entitled to terminate, rescind or avoid all or part of a Finance Document; or

(iii)	a party other than the Lender alleges or claims that an event described in sub-paragraph (i) has occurred or that it is entitled as described in sub-paragraph (ii);

(j)

(Amendment of constitution) the constitution or other constituent documents of any Obligor are amended in a material respect without the prior consent of the Lender (which will not be withheld unreasonably);

(k)

(Revocation of Authorisation) an Authorisation which is material to the performance by any Obligor of a Finance Document, or to the validity and enforceability of a Finance Document or to the security of the Lender, is repealed, revoked or terminated or expires, or is modified or amended or conditions are attached to it in a manner unacceptable to the Lender, and is not replaced by another Authorisation acceptable to the Lender with 14 days of revocation, termination, expiry or modification (or such longer period as the Lender may agree);

(l)	(Compulsory acquisition)

(i)	all or any substantial part of the Secured Property or other assets of an Obligor is compulsorily acquired by or by order of a Government Agency or under law;

(ii)	a Government Agency orders the sale, vesting or divesting of all or any substantial part of the Secured Property or other assets of an Obligor; or

(iii)	a Government Agency takes a step for the purpose of any of the above or proposes or threatens to do any of the above;

(m)

(Governmental interference) a law or anything done by a Government Agency wholly or partially to a material extent renders illegal, prevents or restricts the performance or effectiveness of a Finance Document or otherwise has a Material Adverse Effect;

(n)

(Casualty event) the occurrence of material damage to or destruction of the Secured Property and the Lender determines (acting reasonably) that such destruction or damage is not fully insured for full reinstatement value and the Lender forms the opinion (whether at the time of such destruction or damage, or subsequently) that the proceeds of insurance arising from that damage or destruction will not be paid to the Obligor within a time period reasonably acceptable to the Lender; and

(o)

(Material adverse change) any other event or series of events, whether related or not, occurs (including a material adverse change in the business, assets, prospects or financial condition of any Obligor or the value of the Secured Property), which in the opinion of the Lender may have a Material Adverse Effect.

11.2	Consequences

In addition to any other rights provided by law or any Finance Document, at any time after an Event of Default (whether or not it is continuing) the Lender may do all or any of the following:

(a)

by notice to the Borrower declare the Secured Money immediately due and payable, and the Borrower shall immediately pay the Principal Outstanding and together with all other Secured Money (including accrued interest, fees and other costs and expenses);

(b)	take any step to enforce any Security or any Security Document, or exercise any rights of the Lender, under one or more Finance Documents; and

(c)	at the cost of the Borrower, appoint a firm of independent accountants or other experts to review and report to the Lender on the affairs, financial condition and business of any Obligor.

Each Obligor shall do everything in its power to ensure the review and report can be carried out promptly, completely and accurately. Without limitation, it shall co-operate fully with the review and ensure that the accountants and experts are given access to all premises and records of each Obligor and are given all information concerning any Obligor which they require from time to time. It shall ensure that all officers and employees of each Obligor do the same.

12	Guarantee

12.1	Interpretation

Unless the context requires otherwise, in this clause 12 and in the last sentence of the definition of Secured Money a reference to:

(a)	any person includes the Borrower, any other Guarantor or any Security Provider;

(b)	any document or agreement includes this Agreement or any other Finance Document; and

(c)	any reason or some reason includes:

(i)

any legal limitation, disability, Liquidation, incapacity or thing affecting any person or the operation of any law, including any law relating to Liquidation, fiduciary or other duties or obligations or the protection of creditors;

(ii)	any release, discharge, termination, rescission, repudiation, extinguishment, abandonment or disclaimer;

(iii)	any failure by any person to execute, or to execute properly, an agreement or document or to comply with some requirement; or

(iv)	an agreement, document, obligation or transaction being or becoming illegal, invalid, void, voidable or unenforceable in any respect.

This applies whether or not the reason was or ought to have been within the knowledge of the Lender.

Each of clauses 12.2, 12.3, 12.4 and 12.5 is independent of each other.

12.2	Consideration

The Guarantor enters into this Agreement for valuable consideration which includes the Lender entering into the Finance Documents at its request. The Guarantor’s obligations are unconditional and irrevocable.

12.3	Guarantee

The Guarantor guarantees the due and punctual payment of the Secured Money.

12.4	Indemnity

If any Secured Money is not owing by or recoverable from the Borrower for any reason the Guarantor shall indemnify the Lender against any loss. The amount of the Lender’s loss will equal the amount the Lender would otherwise have been entitled to recover. Amounts that would otherwise be recoverable against the Borrower under clause 14.1, but are not due to the operation of the cap on liability under that clause, will not be recoverable from the Guarantor under this clause 13.4.

12.5	Payment obligation

On demand from time to time the Guarantor shall pay an amount equal to the Secured Money which is then due and payable or would have been due and payable but for some reason. The Guarantor shall pay that amount in the same manner and currency which the Borrower is, or would have been, required to pay the Secured Money. A demand need only specify the amount owing. It need not specify the basis of calculation of that amount.

12.6	Unconditional nature of obligation

Neither this Agreement nor the obligations of the Guarantor under it will be affected by anything which but for this provision might operate to release, prejudicially affect or discharge them or in any way relieve the Guarantor from any obligation. This includes:

(a)	the grant to any person of any time, waiver or other indulgence, or the discharge or release of any person;

(b)	any transaction or arrangement between the Lender and any person;

(c)

the Lender becoming a party to or bound by any compromise, moratorium, assignment of property, scheme of arrangement, deed of company arrangement, composition of debts or scheme of reconstruction by or relating to any person;

(d)	the Lender exercising or delaying or refraining from exercising or enforcing any document or agreement or any right, power or remedy conferred on it by law or by any document or agreement;

(e)

all or any part of any document or agreement held by the Lender at any time or of any right, obligation, power or remedy changing, ceasing or being transferred (this includes amendment, variation, novation, replacement, rescission, invalidity, extinguishment, repudiation, avoidance, unenforceability, frustration, failure, expiry, termination, loss, release, discharge, abandonment or assignment);

(f)	the taking or perfection of any document or agreement or failure to take or perfect any document or agreement;

(g)	the failure by any person or the Lender to notify the Guarantor of any default by any person under any document or agreement or other circumstance;

(h)	the Lender obtaining a judgment against any person for the payment of any Secured Money;

(i)	any change in any circumstance (including in the members or constitution of any person);

(j)	any increase in the Secured Money for any reason (including as a result of anything referred to above); or

(k)	any reason,

whether with or without the consent or knowledge of the Guarantor. None of the paragraphs above or in clause 12.1(c) limit the generality of any other.

12.7	Principal and independent obligation

This clause is a principal and independent obligation. Except for stamp duty purposes, it is not ancillary or collateral to another document, agreement, right or obligation.

12.8	No marshalling

The Lender is not obliged to marshal or appropriate in favour of the Guarantor or to exercise, apply or recover:

(a)	any Security, Guarantee, document or agreement held by the Lender at any time; or

(b)	any of the funds or assets that the Lender is entitled to receive or has a claim on.

12.9	No competition

Until the Secured Money has been irrevocably paid and discharged in full the Guarantor is not entitled to and the Guarantor shall not:

(a)

be subrogated to the Lender or any person who has any rights against the Borrower or any Security Provider or claim the benefit of any Security or Guarantee held by the Lender or any such person or any such at any time;

(b)

either directly or indirectly prove in, claim or receive the benefit of, any distribution, dividend or payment arising out of or relating to the Liquidation of the Borrower or any Security Provider; or

(c)	have or claim any right of contribution or indemnity for any reason (whether or not relating to this Agreement) from the Borrower or any Security Provider,

except as directed by the Lender.

The receipt of any distribution, dividend or other payment by the Lender out of or relating to any Liquidation will not prejudice the right of the Lender to recover the Secured Money by enforcement of this Agreement.

The Guarantor shall comply with any direction under this clause.

If the Guarantor receives any proceeds from the Liquidation of the Borrower or any other Security Provider (whether following a direction of the Lender or otherwise) it shall immediately pay those proceeds to the Lender in reduction of the Secured Money.

Until it makes that payment, those proceeds will be held in trust for the Lender.

12.10	Suspense account

Until the Secured Money has been paid in full the Lender may:

(a)	(i)credit to a suspense account (without applying it); and

(ii)	appropriate at the discretion of the Lender,

any money received in respect of the Secured Money, including any dividend in a Liquidation or amount received under this Agreement; and

(b)	prove in any Liquidation of any person in respect of the full amount of the Secured Money disregarding any sums in the suspense account.

12.11	Rescission of payment

Whenever any of the following occurs for any reason:

(a)	all or part of any transaction of any nature (including any payment or transfer) made during the Term which affects or relates in any way to the Secured Money is void, set aside or voidable;

(b)	any claim of a nature contemplated by paragraph (a) is upheld, conceded or compromised; or

(c)	the Lender is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset,

the Lender will again have all rights against the Guarantor in respect of the Secured Money and the Secured Property which the Lender would have had if all or the relevant part of the transaction or receipt had not taken place. The Guarantor shall indemnify the Lender against any resulting loss, cost or expense. This clause continues after this Agreement is discharged.

12.12	Continuing guarantee and indemnity

This clause:

(a)	is a continuing guarantee and indemnity;

(b)	will not be taken to be wholly or partially discharged by the payment at any time of any Secured Money or by any settlement of account or other matter or thing; and

(c)	remains in full force until the Secured Money has been paid in full and the Guarantor has completely performed its obligations under this Agreement.

12.13	Variations

This clause covers the Secured Money as varied from time to time including as a result of:

(a)	any amendment to, or waiver under, any Finance Document; or

(b)	the provision of further accommodation to the Borrower,

and whether or not with the consent of or notice to the Guarantor. This does not limit any other provision.

12.14	Judgment

A judgment obtained against the Borrower will be conclusive against the Guarantor.

12.15	Conditions precedent

Any condition or condition precedent to the provision of financial accommodation is for the benefit of the Lender and not the Guarantor. Any waiver of or failure to satisfy such a condition or condition precedent will be disregarded in determining whether an amount is part of the Secured Money.

13	Indemnities

13.1	Indemnities

The Borrower shall indemnify the Lender, up to an amount of $62,500, on demand against any loss, cost, liability or expense (including legal costs on a full indemnity basis) which the Lender (or any officer or employee of the Lender) incurs as a result of or in connection with:

(a)	any Event of Default or breach of a Finance Document;

(b)	any exercise or attempted exercise of any right, power or remedy under any Finance Document or any failure to exercise any right, power or remedy;

(c)	the Secured Property or the existence of any interest in or control, right, power or remedy with respect to the Secured Property; or

(d)

the Lender acting in connection with a Finance Document in good faith on email or facsimile instructions purporting to originate from the offices of the Borrower or to be given by an Authorised Officer of the Borrower.

It is not necessary for the Lender to incur expense or make payment before enforcing a right of indemnity conferred by a Finance Document.

14	Stamp Duties and GST

14.1	Stamp duties

(a)

Each Obligor shall pay or reimburse the Lender on demand for all stamp, transaction, registration and similar Taxes (including fines and penalties) on or in relation to the execution, delivery, performance or enforcement of any Finance Document or any payment, receipt or other transaction contemplated by any Finance Document.

(b)

Each Obligor shall indemnify the Lender on demand against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by the Lender to pay any Tax after having been put in funds (with all necessary documents) to do so by an Obligor.

14.2	GST

All payments to be made by an Obligor under or in connection with this Agreement and any other Finance Document have been calculated without regard to GST.

(a)	If all or part of any such payment is the consideration for a taxable supply for GST purposes then, when an Obligor makes the payment:

(i)	it must pay to the Lender an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (currently 10%); and

(ii)	the Lender will promptly provide to an Obligor a tax invoice complying with the relevant GST legislation.

(b)

Where under this Agreement or any other Finance Document an Obligor is required to reimburse or indemnify for an amount, the Obligor will pay the relevant amount (including any sum in respect of GST) less any GST input tax credit the Lender determines that it is entitled to claim in respect of that amount.

15	Waivers, Remedies Cumulative

(a)

No failure to exercise and no delay in exercising any right, power or remedy under any Finance Document operates as a waiver, nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	The rights, powers and remedies provided to the Lender in the Finance Documents are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

16	Severability of Provisions

Any provision of any Finance Document which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of that Finance Document nor affect the validity or enforceability of that provision in any other jurisdiction.

17	Survival of Obligations

(a)	(Representations and warranties) Each representation or warranty in a Finance Document survives the execution and delivery of the Finance Documents and the provision of financial accommodation.

(b)	(Indemnity) Each indemnity, reimbursement or similar obligation in a Finance Document (including clause 9 (Taxation):

(i)	is a continuing, separate and independent obligation;

(ii)	is payable on demand; and

(iii)	survives termination or discharge of the relevant Finance Document and repayment of financial accommodation.

Where a party is obliged to indemnify another party against a loss, cost, charge, liability, expense, deficiency or other amount, it shall pay on demand from time to time the amount stated by the other party to be the amount indemnified against.

18	Personal properties securities law

18.1	PPSA security interests

If the Lender determines that a Finance Document (or a transaction in connection with it) is or contains a security interest, each Obligor agrees to do anything (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information) which the Lender asks and considers necessary for the purposes of:

(a)	ensuring that the security interest is enforceable, perfected (including, where possible, by control in addition to registration) and otherwise effective; or

(b)	enabling the Lender to apply for any registration, or give any notification, in connection with the security interest so that the security interest has the priority required by the Lender; or

(c)	enabling the Lender to exercise rights in connection with the security interest.

18.2	PPSA undertaking

If an Obligor holds any security interests and if a failure by the Obligor to perfect some or all of those security interests would materially adversely affect the business, operation, property, condition (financial or otherwise), or prospects of that Obligor or the Obligors (taken as a whole), the Obligor agrees to implement, maintain and comply in all material respects with, procedures for the perfection of those security interests. These procedures must include procedures designed to ensure that the Obligor takes all reasonable steps under the PPSA to perfect any such security interest with the highest ranking priority reasonably possible (such as perfecting a purchase money security interest, perfecting a security interest by control or including the serial number in a financing statement for personal property that may or must be described by a serial number).

If the Lender asks, each Obligor agrees to arrange at its expense an audit of the PPSA procedures. A Lender may only ask the Obligor to do this if it reasonably suspects that an Obligor is not complying with this clause.

18.3	Costs of further steps and undertaking

Everything an Obligor is required to do under this clause 18 is at the Obligor’s expense. The Obligor agrees to pay or reimburse the costs and expenses of the Lender in connection with anything the Obligor is required to do under this clause.

18.4	No PPSA notice required unless mandatory

A Lender need not give any notice under the PPSA (including a notice of a verification statement) unless the notice is required by the PPSA and cannot be excluded.

18.5	General PPSA provisions

(a)	In this clause 18, security interest has the meaning given to it in the PPSA.

(b)	To the extent that a security interest is created under a Finance Document, the following apply:

(i)

A Lender need not give any notice under the PPSA (including a notice of a verification statement) under or arising out of anything relating to that security interest or Finance Document unless the notice is required by the PPSA and the giving of it cannot be excluded.

(ii)	Each Obligor waives its right to receive anything from the Lender under section 275 of the PPSA, and shall not make any request of the Lender under that section.

(iii)

Each Obligor authorises and requests the Lender under section 275(7)(c) of the PPSA to obtain from the holder of any other Security or security interest of the kind referred to in section 12(3) of the PPSA over relevant collateral any of the information referred to in section 275(1) of the PPSA.

(iv)

Each party contracts out of each provision of the PPSA which section 115 permits, except sections 117, 118, 123, 126, 128, 129, 134(1) and 135. However, each of those sections is contracted out of to the extent that a provision in it would be contrary to or limit an express or implied right on the part of the Lender provided for in the relevant Finance Document.

(v)

Any disposal or other exercise of any right, power or remedy under this Agreement will only be taken to be made under a provision which has not been excluded in paragraph (iv), if the Lender so elects.

19	Moratorium Legislation

To the full extent permitted by law all legislation which at any time directly or indirectly:

(a)	lessens, varies or affects in favour of the Borrower or the Guarantor any obligation under a Finance Document; or

(b)	delays, prevents or prejudicially affects the exercise by the Lender of any right, power or remedy conferred by a Finance Document,

is excluded from the Finance Documents.

20	Assignments

20.1	Assignment by Borrower or Obligor

The Borrower or another Obligor may only assign or transfer any of their rights or obligations under this Agreement with the prior written consent of the Lender.

20.2	Assignment by Lender

A Lender may only assign or transfer by novation all or any of its rights or obligations under this Agreement or any other Finance Document with the prior written consent of each Obligor and each other Lender.

20.3	Securitisation

A Lender may only with the consent of each Obligor and each other Lender, assign, transfer, sub-participate or otherwise deal with all or any part of its rights and benefits under the Finance Documents to a securitisation vehicle.

20.4	Disclosure

A Lender may:

(a)	without the consent of any Obligor, disclose to any ratings agency or Government Agency; or

(b)	with the prior consent of the Borrower (who shall not unreasonably withhold that consent) disclose to a proposed assignee, transferee or sub-lender,

any information which relates to any Obligor or Finance Document or was furnished in connection with the Finance Documents.

20.5	No increased costs

Despite anything to the contrary in this Agreement, if the Lender assigns its rights under this Agreement, the Borrower will not be required to pay any net increase in the total amount of costs, Taxes, fees or charges which is a direct result of the assignment and of which the Lender or its assignee was aware or ought reasonably to have been aware on the date of the assignment.

20.6	Execution of further documentation

Where the Lender exercises its rights under clause 20.2, the Borrower and each other Obligor must execute such documents and do all things necessary to assist the Lender to assign, novate, transfer, sub-participate or otherwise dispose of or deal with any part of its rights or obligations under the Loan Amount and this Agreement, including by way of syndication or securitisation, notwithstanding that the rights and obligations of the Borrower and/or any of other Obligors would be adversely affected so long as the proposed transaction is on market-accepted commercial terms.

21	Notices

21.1	Notices

(a)

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Agreement (each a Notice) (whether being given under this Agreement or under another Finance Document):

(i)	must be in writing signed by an Authorised Officer of the sender (or in the case of an email message, sent from the email address of an Authorised Officer of the sender); and

(ii)

will be conclusively taken to be given or made when delivered, received or left at the address, fax number or email address of the recipient shown in schedule 1 (Notice Details) or to any other address or fax number which it may have notified the sender.

(b)	A Notice is given and received:

(i)	if it is hand delivered:

(A)	by 4.00pm (local time in the place of receipt) on a Business Day – on that day; or

(B)	after 4.00pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day – on the next Business Day; and

(ii)	if it is sent by fax:

(A)

by 4.00pm (local time in the place of receipt, equivalent to the time shown on the transmission confirmation report produced by the fax machine from which it was sent) on a Business Day – on that day; or

(B)

after 4.00pm (local time in the place of receipt, equivalent to the time shown on the transmission confirmation report produced by the fax machine from which it was sent) on a Business Day, or on a day that is not a Business Day – on the next Business Day; and

(iii)	if it is sent by post:

(A)	within Australia – three Business Days after posting; or

(B)	to or from a place outside Australia – seven Business Days after posting.

21.2	Notices sent by email

(a)	Any Notice which may be given or made under this Agreement or any other Finance Document may instead be sent by email if:

(i)	the Notice is purported to be sent by an Authorised Officer of the sender;

(ii)	the Notice is sent to the email address last notified by the intended recipient to the sender: and

(iii)	the sender keeps an electronic copy of the Notice sent.

The recipient of a Notice sent under this clause 21.2 must promptly acknowledge receipt of a Notice sent under this clause and must keep an electronic copy of the Notice.

(b)

Where a Notice required to be provided by an Obligor under this Agreement or a Finance Document has been given by email in accordance with this clause, the sender must promptly provide the original of that Notice to the Lender who received that Notice by email and any other relevant person upon request.

21.3	Receipt of Notices sent by email

A Notice sent under clause 21.2 (whether for the purposes of giving Notice under this Agreement or under any other Finance Document) will be conclusively taken to be duly given or made on the first to occur of:

(a)	receipt by the sender of an email acknowledgement from the recipient’s information system showing that the Notice has been delivered to the email address stated above;

(b)	the time that the Notice enters an information system which is under the control of the recipient; and

(c)	the time that the Notice is first opened or read by an employee or officer of the recipient,

but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be conclusively taken to have been duly given or made at the start of business on the next business day in that place.

22	Confidentiality

22.1	Confidentiality

The parties must keep confidential the terms of the Loan Amount, each Finance Document and any information which either of them may provide to each other.

22.2	Permitted disclosure

(a)	Clause 22.1 does not prevent disclosure:

(i)	if allowed or required by law (except this paragraph does not require or allow the Lender to disclose any information of the kind referred to in section 275(1) of the PPSA);

(ii)	if required by any securities exchange or any rating agency;

(iii)	if required under a binding order of a Government Agency;

(iv)

by the Lender in enforcing a Finance Document or in a proceeding arising out of or in connection with a Finance Document or to the extent that disclosure is regarded by the Lender as necessary to protect its interests;

(v)	if the information is in the public domain;

(vi)	by the Lender to its agents, auditors, employees and officers or to any controller appointed by the Lender to an Obligor;

(vii)	to the professional advisers or consultants of any party involved in connection with the Finance Documents who are bound by a duty or obligation of confidence;

(viii)	to an Associate of the Lender, in which case this clause 22.2 will apply to that Associate;

(ix)

to an entity whom the Lender assigns, transfers, novates, sub-participates or sells-down by whatever form (or may potentially assign, transfer, novate, sub-participate or sell-down) all or any of its rights and/or obligations under any Finance Document;

(x)	with the prior written consent of the party providing the information; or

(xi)	as expressly required or permitted by any Finance Document.

(b)

Save for the purposes set out in clauses 22.2(a)(i) to 22.2(a)(ix), for the purposes of section 275 of the PPSA, the Lender and the Borrower agree that neither the Lender nor the Borrower may disclose any information of the kind referred to in section 275(1) of the PPSA.

22.3	Survival of obligation

This clause survives the termination of this Agreement.

23	Authorised Officers

Each Obligor irrevocably authorises the Lender to rely on a certificate by a person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers. Each Obligor warrants that those persons have been authorised to give notices and communications under or relating to the Finance Documents.

24	Governing law and jurisdiction

24.1	Governing law and jurisdiction

This Agreement is governed by the laws of Queensland. Each Obligor submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

25	Counterparts

This Agreement may be executed in any number of counterparts, each executed by one or more parties. A party may do this by executing and electronically transmitting a copy to one or more others or their representative.

26	Acknowledgement by each Obligor

Each Obligor confirms that:

(a)

it has not entered into any Finance Document in reliance on, or as a result of, any conduct of any kind by or on behalf of the Lender or any Related Entity of the Lender (including any advice, warranty, representation or undertaking); and

(b)	neither the Lender nor any Related Entities of the Lender are obliged to do anything (including disclose anything or give advice),

except as expressly set out in the Finance Documents.

27	Borrower as agent

Each Obligor irrevocably and unconditionally appoints the Borrower to act as its agent in relation to this Agreement and each other Finance Document and irrevocably authorises:

(a)	the Borrower on its behalf to:

(i)	supply all information concerning itself contemplated by this Agreement and the other Finance Documents to the Lender;

(ii)	give all notices, certificates, instructions or other communications to the Lender; and

(iii)

execute on its behalf any notice or other agreement or deed or to effect any relevant consents, waivers, amendments or variations arising out of, under or in connection with any Finance Document, notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(b)	the Lender to give any notice, demand or other communication to it pursuant to this Agreement or any other Finance Document to the Borrower,

and in each case each Obligor will be bound as though it has given the notice or instructions or executed or made the agreements or deeds, or effected the amendments or variations, or received the relevant notice, demand or other communication.

28	Anti-Money Laundering

(a)	Each Obligor agrees that the Lender may delay, block or refuse to process any transaction without incurring any liability if the Lender suspects that:

(i)	the transaction may breach any law in Australia or any other country; or

(ii)	the transaction may directly or indirectly involve the proceeds of, or be applied for the purposes of, unlawful conduct.

(b)

Each Obligor must provide all information to the Lender which the Lender reasonably requires in order to manage anti-money laundering or counter-terrorism financing risk or to comply with any laws in Australia or any other country. The Obligors agrees that the Lender may disclose any information concerning the Obligors to:

(i)	any law enforcement, regulatory agency or court where required by an such law, in Australia or elsewhere; or

(ii)	any correspondent or agent the Lender uses to make the payment for the purpose of compliance with any such law.

(c)

Each Obligor warrants that it is acting on its own behalf in entering into the Finance Documents. Each Obligor declares and undertakes to the Lender that the payment of money by the Lender in accordance with its (or any other Obligor’s) instructions will not breach any anti-money laundering or counter-terrorism financing laws in Australia or any other country where the Loan Amount may be used.

Loan Agreement

Schedule 1.

Notice Details

Borrower

Name of borrower:    Tritium Holdings Pty Ltd

Address:

Email:

Attention:

Guarantor

Name of guarantor:    Tritium Pty Ltd

Address:

Email:

Attention:

Lender

Name of lender: St Baker Energy Holdings Pty Ltd as trustee for the St Baker Energy Innovation Trust

Address:

Email:

Attention:

Loan Agreement

Executed as an agreement

Executed in accordance with

section 127 of the Corporations

Act 2001 by Tritium Holdings

Pty Ltd:

/s/ James Kennedy	/s/ Mark Anning
Director Signature	Secretary Signature

Print Name	Print Name

Executed in accordance with

section 127 of the Corporations

Act 2001 by Tritium Pty Ltd:

/s/ James Kennedy	/s/ Mark Anning
Director Signature	Secretary Signature

Print Name	Print Name

Loan Agreement

Executed in accordance with section 127 of

the Corporations Act 2001 by St Baker

Energy Holdings Pty Ltd as trustee for the

St Baker Energy Innovation Trust:

/s/ Trevor C St Baker	/s/ Stephen C St Baker
Director Signature	Secretary Signature

Print Name	Print Name